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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DuraSwitch Industries, Inc. on Form S-8 of our report dated February 5, 2000, appearing in the Annual Report on Form 10-KSB of DuraSwitch Industries, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 8, 2000